Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
Local.com Corporation
We consent to the incorporation by reference in the registration statements (No. 333-120638, No. 333-127810, No. 333-145633, No. H333-151414H, and No. 333-162396) on Form S-8 and the registration statements (No. 333-148617, No. 333-147494, No. 333-145580, No. 333-141890, and No. 333-129539) on Form S-3 of Local.com Corporation of our report dated March 16, 2010, appearing in the Annual Report on Form 10-K/A, Amendment No.1 of Local.com Corporation for the year ended December 31, 2009.
/s/ HASKELL & WHITE LLP
Irvine, California
January 3, 2011